UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2010

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2010, we amended and restated our share repurchase plan (the "Amended SRP"). The Amended SRP will become effective on January 1, 2011. The Amended SRP provides that we will fund a maximum of $10 million of share repurchase requests per quarter, subject to available funding. Funding for the share repurchase plan each quarter will come exclusively from and will be limited to the sale of shares under our distribution reinvestment plan during such quarter. Additionally, the Amended SRP provides that shares previously sold or transferred for value by a stockholder will not be eligible for repurchase under the share repurchase plan.

The foregoing description of the amendments to our share repurchase plan reflected in the Amended SRP is subject to and qualified in its entirety by the Amended SRP, attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On November 24, 2010, we mailed a letter to our stockholders regarding the Amended SRP. The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1 Amended and Restated Share Repurchase Plan.
99.1 Healthcare Trust of America, Inc. Letter to Stockholders, dated November 24, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

November 24, 2010	By:	Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President

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Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Share Repurchase Plan
99.1	Healthcare Trust of America, Inc. Letter to Stockholders, dated November 24, 2010